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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated August 14, 1997, originally included in Rykoff-Sexton, Inc.'s Form 10-K, as amended by Form 10-K/A, for the fiscal year ended June 28, 1997, and subsequently included in this Form 8-K/A-1 dated March 9, 1998, into U.S. Foodservice's (formerly JP Foodservice, Inc.) previously filed Registration Statements on Form 8 (File Nos. 33-88140, 33-88142, 33-88144, 33-81011 and
333-43185).

Arthur Andersen LLP


Philadelphia, PA
March 9, 1998